                                                                     EXHIBIT 4.7


                            SUBORDINATION AGREEMENT

       WHEREAS, AIR-CURE TECHNOLOGIES, INC. (together with its successors and assigns, the "Company") may from time to time become indebted to the various financial institutions (together with their respective successors and assigns, collectively the "Senior Lenders" and each individually a "Senior Lender") from time to time party to an Amended and Restated Credit Agreement dated as of November 18, 1996 (as amended, restated or otherwise modified from time to time, together with any replacement therefor or refinancing thereof, the "Senior Credit Agreement") among the Company, the Senior Lenders, Bank of America National Trust and Savings Association, as agent for the Senior Lenders (in such capacity, together with any successor thereto in such capacity, the "Agent"), and The First National Bank of Boston, as co-agent for the Senior Lenders (in such capacity, the "Co-Agent");

       WHEREAS, concurrently with the execution of this Agreement, the Company will enter into a Subordinated Note and Warrant Purchase Agreement (as amended or otherwise modified from time to time, the "Subordinated Note Agreement") with International Mezzanine Capital, B.V. ("IMC") and First Commerce Corporation ("FCC") (together with their respective successors and assigns, collectively the "Noteholders");

       NOW, THEREFORE, to induce the Senior Lenders, from time to time, to make loans and to issue letters of credit (including, without limitation, renewals or extensions of any loans or letters of credit heretofore or hereafter made) to the Company under or in connection with the Senior Credit Agreement, and for other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Noteholders agree as follows:

       1. Unless otherwise defined herein, terms used herein have the meanings assigned to such terms in Schedule A attached hereto. All obligations of the Company and the Guarantors, howsoever created, arising or evidenced, whether direct or indirect, absolute or contingent, now or hereafter existing, or due or to become due (including, without limitation, any and all interest accruing on any of the Liabilities after the commencement of any Proceedings (as defined in Section 2(i) hereof), notwithstanding any provision or rule of law which might restrict the right of any Person, as against the Company, any Guarantor or anyone else, to collect such interest) are hereinafter called "Liabilities." All Liabilities to the Agent, the Co-Agent, any Senior Lender or any Affiliate of any Senior Lender which is a party to a Swap Contract with the Company (collectively, the "Senior Creditors") arising under (i) the Senior Credit Agreement, (ii) any Swap Contract or (iii) the Guaranty executed in favor of the Senior Creditors are herein called "Senior Liabilities"; and all Liabilities to the Noteholders arising under (i) the Subordinated Note Agreement, (ii) the

Subordinated Notes or (iii) the Guaranty executed in favor of the Noteholders are herein called "Junior Liabilities". For the purposes of this Agreement, Senior Liabilities shall include all obligations of the Company under the Senior Credit Agreement or any Swap Contract between the Company and any Senior Creditor and all Liabilities of any Guarantor under the Guaranty executed in favor of the Senior Creditors, notwithstanding any right or power of the Company, any Guarantor or anyone else to assert any claim or defense as to the invalidity or unenforceability of any such obligation, and no such claim or defense shall affect or impair the agreements and obligations of the Noteholders hereunder.

       2. Anything in this Agreement to the contrary notwithstanding, the Junior Liabilities shall be subordinate and junior to the extent set forth in subparagraphs (i) through (vii), inclusive, below, to all Senior Liabilities.

              (i) Except as hereinafter in this Agreement expressly otherwise provided or as the Agent with the consent of the Required Lenders may hereafter otherwise expressly consent in writing, the payment of all Junior Liabilities shall be postponed and subordinated to the payment in full in cash of all Senior Liabilities, and no payment or other distribution whatsoever in respect of any Junior Liabilities shall be made, nor (except as contemplated by Section 1F of the Warrants) shall any property or assets of the Company or any Guarantor be applied to the purchase or other acquisition or retirement of any Junior Liabilities; provided that, subject to the provisions of subparagraphs
       (ii) through (vii) below, there are excepted from the terms of the foregoing provisions of this Section 2(i): (a) payments of interest under the Subordinated Note Agreement to the Noteholders by the Company or any Guarantor, (b) payments of any of the costs and expenses referred to in Section 12B(i)(i) of the Subordinated Note Agreement and (c) payments of any of the charges, fees and expenses referred to in Section 12B(i)(ii) of the Subordinated Note Agreement (collectively, the "Permitted Payments").

              (ii) In the event of any insolvency, bankruptcy, liquidation, reorganization or other similar proceedings, or any receivership proceedings in connection therewith, relative to the Company, and in the event of any proceedings for voluntary liquidation, dissolution or other winding up of the Company, whether or not involving insolvency or bankruptcy proceedings (each such event, a "Proceeding"), then all Senior Liabilities shall first be paid in full in cash before any payment is made by the Company in respect of the Junior Liabilities.

              (iii) In any Proceeding of the Company or any Guarantor, any payment or distribution of any kind or character, whether in cash, property, stock or obligations, which may be payable or deliverable in respect of the Junior Liabilities shall be paid or delivered directly to the Agent for application in payment of the Senior Liabilities in accordance with the priorities then existing among the Senior Creditors, unless and until all Senior Liabilities shall have been paid in full in cash; provided, however, that no such delivery shall be made to Senior Creditors of stock or obligations which are issued pursuant to reorganization proceedings if such stock or obligations are subordinate and junior (whether by law or agreement) at least to the extent provided in this
       Section 2 to the payment of all Senior Liabilities then outstanding and to the payment of any stock or obligations which are issued in exchange or substitution for any Senior Liabilities then outstanding.

              (iv) Upon the acceleration of the maturity of any Senior Liabilities, no payment of the Junior Liabilities shall be made, unless the percentage of Senior Creditors specified in the instrument creating or evidencing such Senior Liabilities rescind or annul such acceleration in writing or such Senior Liabilities shall have been paid in full in cash.

              (v) During the continuance of any Event of Default under and as defined in the Senior Credit Agreement (any such event being referred to herein as a "Senior Default"), if notice of such default has been given to the Company and to the Noteholders' Representative by the Agent and such notice shall specify that it constitutes a "blockage notice" pursuant to this Section 2(v), then no Permitted Payments shall be made during the period of 180 days from the date of such blockage notice (subject to the number of such days being reduced pursuant to Section 2(vi)(y)), unless such Senior Default shall have been cured or waived in writing or ceases to exist and any acceleration of Senior Liabilities as to which such Senior Default relates shall have been rescinded or annulled in writing or the Senior Liabilities to which such Senior Default relates shall have been paid in full in cash (the "Blockage Period").

              (vi) Notwithstanding the foregoing, (x) Permitted Payments shall not be blocked pursuant to Section 2(v) more than twice in any period of twelve consecutive months as long as any of the Junior Liabilities remain outstanding, (y) Permitted Payments shall not be blocked pursuant to Section 2(v) for more than an aggregate 180 days during any such period of twelve consecutive months as long as any of the Junior Liabilities remain outstanding, and (z) the Senior Creditors shall not be entitled to give notice pursuant to Section 2(v) more than once with respect to any Senior Default which was specified in such a blockage notice and which has continued without interruption since the date such notice was given, nor shall the Senior Creditors be entitled to give a separate blockage notice with respect to any Senior Default not so specified which (to the knowledge of the Senior Creditors) was existing on the date the blockage notice shall have been given pursuant to Section 2(v) and which has continued without interruption from the date such notice was given.

              (vii) Subject to the automatic acceleration provisions of the Bankruptcy Code, so long as any Senior Liabilities remain outstanding, no Noteholder may

                     (x) declare or join in the declaration of any Junior Liabilities to be due and payable or otherwise accelerate the maturity of any principal of the Junior Liabilities, accrued interest thereon or other amounts due in respect thereof, or

                     (y) commence or join in the commencement of any bankruptcy or insolvency proceeding against the Company or any subsidiary thereof, or

                     (z) commence any litigation against the Company or any Guarantor to collect any Junior Liabilities,

prior to the earlier of (A) the tenth day after the date on which any holder of the Junior Liabilities shall have given written notice to the Agent of its intention to take such action or (B) the acceleration of any of the Senior Liabilities; provided, however, that no Noteholder shall take any action described in clause (x), (y) or (z) above during a Blockage Period (unless any of the Senior Liabilities shall have been accelerated during such Blockage Period).

       3. The Noteholders shall not at any time be charged with knowledge of the existence of any facts which would prohibit the making of any payment to or for the account of the Noteholders, unless and until the Noteholders' Representative shall have received written notice thereof from the Company or the Agent; and, prior to the receipt of any such written notice, the Noteholders shall be entitled to assume conclusively that no such facts exist.

       4. Each Noteholder shall be entitled to rely on the delivery to it of a written notice by a Person representing itself to be a Senior Creditor to establish the facts set forth therein and that such notice has been given by a Senior Creditor. If any Noteholder shall determine in good faith that further evidence is required with respect to the right of any Person as a Senior Creditor to participate in any payment or distribution pursuant thereto, such Noteholder may request such Person to furnish evidence as to the amount of Senior Liabilities held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and any other facts pertinent to the rights of such Person hereunder, and if such evidence is not furnished, such Noteholder may defer any payment to such Person pending judicial determination as to the right of such Person to receive payment.

       5. Each and every Noteholder undertakes and agrees for the benefit of each Senior Creditor to execute, verify, deliver and file a proof of claim which the Agent may at any time reasonably require, as requested in writing, in order to prove and realize upon any rights or claims pertaining to the Junior Liabilities and to effectuate the full benefit of the subordination contained herein; and upon failure of any Noteholder so to do, the Agent shall be deemed to be irrevocably appointed the agent and attorney-in-fact of such Noteholder to execute, verify, deliver and file any such proof of claim.

       6. Upon any distribution of assets of the Company or any Guarantor pursuant to a Proceeding, the Noteholders shall be entitled to rely upon any order or decree made by any court of competent jurisdiction in which such Proceeding is pending, or a certificate of the liquidating trustee or agent or other Person making any distribution to the Noteholders, for the purpose of ascertaining the Persons entitled to participate in such distribution, the Senior Creditors and other Liabilities of the Company or any Guarantor, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto and hereto.

       7. In the event that any payment or distribution of assets shall be received by any Noteholder on account of the Junior Liabilities in violation of the provisions of this Agreement, such payment or distribution shall be promptly paid over and delivered to the Agent in the form received (except for any necessary endorsements) for application to the payment of Senior Liabilities, until the Senior Liabilities shall have been paid in full in cash. Until so delivered, any such payment or distribution shall be held by the recipient in trust for the Senior Creditors.

       8. The provisions of this Agreement are for the purpose of defining the relative rights of the Senior Creditors on the one hand, and the Noteholders on the other hand, against the Company and the Guarantors and their property, and nothing herein shall impair, as between the Company and the Guarantors and the Noteholders, the obligation of the Company and the Guarantors, which is unconditional and absolute, to pay to the Noteholders the Junior Liabilities in accordance with the terms and the provisions thereof, subject to the rights, if any, under this Agreement of Senior Creditors to receive cash, property, stock or obligations otherwise payable or deliverable by the Company and the Guarantors to the Noteholders.

       9. Upon payment in full in cash of all Senior Liabilities, the Noteholders shall be subrogated to the rights of the Senior Creditors to receive payments or distributions of assets of the Company and the Guarantors made on Senior Liabilities until the Junior Liabilities shall be paid in full, and, for the purposes of such subrogation, no payments or distributions (direct or indirect) to the Senior Creditors of any cash, property, stock or obligations to which the Noteholders would be entitled except for the provisions of Section 2 shall, as between the Company and the Guarantors, their creditors (other than the Senior Creditors) and the Noteholders, be deemed to be a payment by the Company or any Guarantor to or on account of Senior Liabilities.

       10. Any notices hereunder shall be in writing (including facsimile transmission) and shall be sent (i) in the case of notices to the Agent, to:

                     Bank of America National Trust and Savings Association 231 South LaSalle Street
                     Chicago, Illinois 60697
                     Attention:    Agency Management Services
                     Facsimile No.:        312-974-9103
                     with copies to:

                     Bank of America Illinois
                     231 South LaSalle Street
                     Chicago, Illinois 60697
                     Attention:    Robert Rospierski/Service Industries
                     Facsimile No.:        312-828-1974

                                   and

                     Mayer, Brown & Platt
                     190 South LaSalle Street
                     Chicago, Illinois 60603
                     Attention:    Robert Baptista
                     Facsimile No.:        312-701-7711

              (ii) in the case of notices to the Noteholders' Representative, to:

                     International Mezzanine Capital, B.V.
                     Herengracht 424
                     1017 BZ Amsterdam
                     The Netherlands
                     Attention:    Sjaak Schouten

                     with copies to:

                     Mezzanine Management Limited
                     Manfield House
                     376-379 Strand
                     London WC2R OLR
                     UNITED KINGDOM
                     Attention:    Angus Penman

                                   and

                     First Commerce Capital, Inc.
                     201 St. Charles Avenue, Suite 1608
                     New Orleans, LA 70170
                     Attention:    Paul Giffin
                                   and

                     Baker & Botts, L.L.P.
                     910 Louisiana
                     Houston, Texas 77002
                     Attention:    Bill Hart, Jr.

              (iii)  in the case of notices to the Company, to:

                     Air-Cure Technologies, Inc.
                     2727 Allen Parkway
                     Suite 760
                     Houston, Texas 77019
                     Attention:    Larry McAfee; or

              (iv) in the case of any of the foregoing, to such other address as such Person shall have specified to (x) in the case of the Agent, the Company and the Noteholders' Representative, (y) in the case of the Noteholders' Representative, the Agent and the Company and (z) in the case of the Company, the Agent and the Noteholders' Representative. Notices shall be deemed to have been received (a) if sent by messenger or courier, when received at the address specified above, (b) if sent by facsimile, when transmission has been confirmed and (c) if sent by registered or certified mail, on the fifth Business Day after being sent.

       11. The Noteholders hereby waive: (a) notice of acceptance of this Agreement by the Agent or any Senior Creditor; (b) notice of the existence or creation or non-payment of all or any of the Senior Liabilities; and (c) all diligence in collection or protection of or realization upon the Senior Liabilities or any security therefor.

       12. This Agreement shall in all respects be a continuing agreement and shall remain in full force and effect (notwithstanding, without limitation, the dissolution, death or incompetency of any Noteholder or that at any time or from time to time all Senior Liabilities may have been paid in full), subject to discontinuance only upon receipt by the Agent of written notice from the Noteholders, or any Person duly authorized and acting on behalf of the Noteholders, of the discontinuance thereof; provided that no such notice of discontinuance shall affect or impair any of the agreements and obligations of the Noteholders hereunder with respect to any and all Senior Liabilities existing prior to the time of receipt of such notice by the Agent, any and all Senior Liabilities created or acquired thereafter pursuant to any previous commitment made by any Senior Creditor under or in connection with the Senior Credit Agreement or in connection with any Swap Contract with the Company, any and all extensions or renewals of any of the foregoing, any and all interest accruing on any of the foregoing, and any and all expenses paid or incurred by the Agent or any other Senior Creditor in endeavoring to collect or realize upon any of the foregoing or any security therefor; and all of the agreements and obligations of the Noteholders under this Agreement shall, notwithstanding any such notice of discontinuance, remain fully in effect until all such Senior Liabilities (including any extensions or renewals of any thereof and all such interest and expenses) shall have been finally paid in full in cash.

       13. The Agent or any other Senior Creditor may, from time to time, whether before or after any discontinuance of this Agreement, at its sole discretion and without notice to the Noteholder, take any or all of the following actions: (a) retain or obtain a security interest in any property to secure any of the Senior Liabilities, (b) retain or obtain the primary or secondary obligation of any other obligor or obligors with respect to any of the Senior Liabilities, (c) extend or renew for one or more periods (whether or not longer than the original period), alter or exchange any of the Senior Liabilities, or release or compromise any obligation of any nature of any obligor with respect to any of the Senior Liabilities, and (d) release its security interest in, or surrender, release, or permit any substitution or exchange for, all or any part of any property securing any of the Senior Liabilities, or extend or renew for one or more periods (whether or not longer than the original period), or release, compromise, alter, or exchange any obligations of any nature of any obligor with respect to any such property.

       14. Each Senior Creditor may, from time to time, whether before or after any discontinuance of this Agreement, without notice to any Noteholder, assign or transfer any or all of the Senior Liabilities or any interest therein; and, notwithstanding any such assignment or transfer or any subsequent assignment or transfer thereof, such Senior Liabilities shall be and remain Senior Liabilities for the purposes of this Agreement, and every immediate and successive assignee or transferee of any of the Senior Liabilities or of any interest therein shall, to the extent of the interest of such assignee or transferee in the Senior Liabilities, be entitled to the benefits of this Agreement to the same extent as if such assignee or transferee were the transferring Senior Creditor.

       15. No Senior Creditor shall be prejudiced in its rights under this Agreement by any act or failure to act of the Company, any Guarantor or any Noteholder, or any noncompliance of the Company, any Guarantor or any Noteholder with any agreement or obligation, regardless of any knowledge thereof which such Senior Creditor or any other Senior Creditor may have or with which such Senior Creditor or any other Senior Creditor may be charged; and no action of the Agent or any other Senior Creditor permitted hereunder shall in any way affect or impair the rights of the Agent or any other Senior Creditor and the obligations of any Noteholder under this Agreement.

       16. No delay on the part of the Agent or any other Senior Creditor in the exercise of any right or remedy shall operate as a waiver thereof, and no single or partial exercise by the Agent or any other Senior Creditor of any right or remedy shall preclude other or further exercise thereof or the exercise of any other right or remedy; nor shall any modification or waiver of any of the provisions of this Agreement be binding upon the Agent or any other Senior Creditor except as expressly set forth in a writing duly signed and delivered on behalf of the Agent, with the consent of the Required Lenders.





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
       17. This Agreement shall be binding upon the Noteholders and upon the heirs, legal representatives, successors and assigns of the Noteholders; and all references herein to the Company and each Guarantor shall be deemed to include any successor or successors, whether immediate or remote, to such corporation.

       18. This Agreement shall be construed in accordance with and governed by the laws of the State of Illinois. Wherever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under such law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

       19. The Noteholders agree to promptly execute and deliver to the Company and the Agent a release of the obligations under the Guaranty of any Guarantor, which Guarantor is sold pursuant to and in compliance with paragraph 6B of the Subordinated Note Agreement or pursuant to any foreclosure proceeding by the Agent.





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                                     - 9 -

       IN WITNESS WHEREOF, this Agreement is dated effective this ____ day of November, 1996.



                                           INTERNATIONAL MEZZANINE CAPITAL, B.V.



                                           By:
                                               ---------------------------------
                                           Title:
                                                  ------------------------------

                                           FIRST COMMERCE CORPORATION



                                           By:
                                               ---------------------------------
                                           Title:
                                                  ------------------------------

                                 ACKNOWLEDGMENT

       The Company and each Guarantor hereby acknowledges receipt of a copy of the foregoing Subordination Agreement, waives notice of acceptance thereof by the Agent or any other Senior Creditor, and agrees to be bound by the terms and provisions thereof, to make no payments or distributions contrary to the terms and provisions thereof, and to do every other act and thing necessary or appropriate to carry out such terms and provisions. In the event of any violation of any of the terms and provisions of the foregoing Subordination Agreement, then, at the election of the Required Lenders, any and all obligations of the Company under or in connection with the Senior Credit Agreement shall forthwith become due and payable and any and all agreements of the Senior Creditors to make loans, advances, or other financial accommodations to the Company under or in connection with the Senior Credit Agreement shall forthwith terminate, notwithstanding any provisions thereof to the contrary.


Dated: November 18, 1996



                                           AIR-CURE TECHNOLOGIES, INC.


                                           By:
                                               ---------------------------------
                                           Name:
                                                 -------------------------------
                                           Title:
                                                  ------------------------------

                                           OHMSTEDE, INC.


                                           By:
                                               ---------------------------------
                                           Name:
                                                 -------------------------------
                                           Title:
                                                  ------------------------------

                                           AIR-CURE DYNAMICS, INC.


                                           By:
                                               ---------------------------------
                                           Name:
                                                 -------------------------------
                                           Title:
                                                  ------------------------------

                                           ALLIED INDUSTRIES, INC.


                                           By:
                                               ---------------------------------
                                           Name:
                                                 -------------------------------
                                           Title:
                                                  ------------------------------

                                           AMEREX INDUSTRIES, INC.


                                           By:
                                               ---------------------------------
                                           Name:
                                                 -------------------------------
                                           Title:
                                                  ------------------------------

                                           VIC ENVIRONMENTAL SYSTEMS, INC.


                                           By:
                                               ---------------------------------
                                           Name:
                                                 -------------------------------
                                           Title:
                                                  ------------------------------

                                           INTEREL ENVIRONMENTAL
                                           TECHNOLOGIES, INC.


                                           By:
                                               ---------------------------------
                                           Name:
                                                 -------------------------------
                                           Title:
                                                  ------------------------------

                                   SCHEDULE A


              "Affiliate" means, as to any Person, any other Person which, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person. A Person shall be deemed to control another Person if the controlling Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of such other Person, whether through the ownership of voting securities or membership interests, by contract, or otherwise.

              "Bankruptcy Code" means the Federal Bankruptcy Reform Act of 1978 (11 U.S.C. Section 101, et. seq.).

              "Guarantor" shall mean (i) as of November 18, 1996, Ohmstede, Inc., Air-Cure Dynamics, Inc., Allied Industries, Inc., Amerex Industries, Inc., VIC Environmental Systems, Inc., and Interel Environmental Technologies, Inc. and (ii) thereafter, each Person listed in clause (i) and each other Person which executes or delivers a counterpart of the Guaranty.

              "Guaranty" shall mean a guaranty in the form delivered to the Senior Creditors and the Noteholders on November 18, 1996, as amended or otherwise modified from time to time.

              "Noteholders' Representative" means International Mezzanine Capital, B.V. or any person or entity designated as the successor Noteholders' Representative by the existing Noteholders' Representative in a written notice received by the Agent (which notice (i) shall specify the name, address and facsimile number of such successor Noteholders' Representative and (ii) may be conclusively relied upon by the Agent until the Agent receives a new notice changing any information therein).

              "Person" shall have the meaning set forth in the Senior Credit Agreement as of the date hereof.

              "Required Lenders" shall have the meaning set forth in the Senior Credit Agreement as of the date hereof.

              "Senior Note" shall mean any "Note", as such term is defined in the Senior Credit Agreement as of the date hereof.

              "Subordinated Notes" shall mean the Notes issued by the Company and purchased by the Noteholders pursuant to the Subordinated Note Agreement.

              "Swap Contract" means any agreement (including any master agreement and any agreement, whether or not in writing, relating to any single transaction) that is an interest rate swap agreement, basis swap, forward rate agreement, interest rate option, rate cap, collar or floor agreement, or other similar agreement (including any option to enter into any of the foregoing) entered into by the Borrower for the purpose of protecting the Borrower against fluctuations in interest rates on the Senior Liabilities.